Exhibit (h)(1)(vii)

1290 FUNDS

AMENDMENT NO. 7

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 7, dated as of December 5, 2019 (“Amendment No. 7”), to the Mutual Funds Service Agreement dated September 1, 2014 (the “Agreement”) between 1290 Funds, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC d/b/a 1290 Asset Managers, a Delaware limited liability company (“FMG LLC” or “Administrator”).

The Trust and FMG LLC agree to modify the Agreement as follows:

1.

Section 4 (b)(ii) of the Agreement is hereby replaced in its entirety with the following Section 4(b)(ii): In connection with providing the services identified above, FMG LLC will also: provide, without additional remuneration from or other cost to the Trust except for out-of-pocket expenses, the services of individuals to serve as officers of the Trust who will be designated by FMG LLC and elected by the Board subject to reasonable Board approval, provided, that this provision shall not be construed in a manner that would prohibit the Trust from paying any portion of the compensation of the Trust’s Chief Compliance Officer.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

1290 FUNDS		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC d/b/a 1290 ASSET MANAGERS

By:	/s/ Brian Walsh Brian Walsh Chief Financial Officer and Treasurer	By:	/s/ Michal Levy Michal Levy Director, Senior Vice President and Chief Operating Officer

SCHEDULE A

AMENDMENT NO. 7

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Fund(s)	Fee

1290 Convertible Securities

1290 DoubleLine Dynamic Allocation

1290 GAMCO Small/Mid Cap Value

1290 Low Volatility Global Equity Fund

1290 Global Talents Fund

1290 High Yield Bond

1290 Multi-Alternative Strategies

1290 SmartBeta Equity

1290 Diversified Bond Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund

The greater of 0.15% of each Fund’s average daily net assets, or $30,000 per Fund (or $30,000 for each allocated portion (or sleeve) of a Fund).